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                    [LETTERHEAD OF KUTAK ROCK APPEARS HERE]

                                                                           EX. 8




                               February 17, 1998



Flagstar Capital Corporation
2600 Telegraph Road
Bloomfield Hills, Michigan 48302

        Re:  Certain Federal Income Tax Issues

Ladies and Gentlemen:

     We have acted as your tax counsel in connection with the proposed issuance of certain securities pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the "Commission"), Registration No. 333-42933, as amended from time to time, and including all amendments and supplements thereto, as of the time it became effective (the "Registration Statement").

     You have requested our opinion concerning your characterization as a real estate investment trust (a "REIT") under the provision of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"). This opinion is based on an assumption that you will conduct your operations in a manner not materially different from the description of such operations set forth in the Registration Statement. In addition, in connection with rendering this opinion, your Executive Officers have delivered an Officers' Certificate to us (a copy of which is appended hereto) and, with your permission, we will rely upon such Certificate.

     Based on such facts, assumptions and the Certificate, it is our opinion as of the date hereof that, commencing with your taxable year ending December 31, 1998, you will be organized in conformity with the requirements for qualification as a REIT and your proposed method of operation will enable you to meet the requirements for qualification as a REIT under the Code. Further, it is our opinion that the legal matters set forth in the Registration Statement, under the heading "Federal Income Tax Consequences" are accurate in all material respects.

     This opinion is based in part on the Code, Treasury Regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, each as of the date hereof and all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth

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Flagstar Capital Corporation
February 6, 1998
Page 2


in the Registration Statement of the Officer's Certificate furnished to us may affect the conclusions stated herein. Moreover, your qualification and taxation as a REIT depends upon your ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not and will not be reviewed by Kutak Rock. Accordingly, no assurance can be given that the actual results of your operations for any taxable year will satisfy such requirements. Terms not defined herein have the same meaning ascribed to them in the Registration Statement.

     This opinion is rendered solely in connection with the transactions described in the Registration Statement. Please be advised that we have rendered no opinion regarding tax issues, other than as set forth herein. Further, please be advised that we have undertaken no obligation to revise this opinion based upon modifications of your operations or in the applicable provisions of the Code which occur subsequent to the date hereof. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the captions "FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS" therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,


                                        /s/ KUTAK ROCK
                                        KUTAK ROCK

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                             OFFICERS' CERTIFICATE

                         FLAGSTAR CAPITAL CORPORATION
                     REGARDING CERTAIN INCOME TAX MATTERS

                               FEBRUARY 17, 1998

        The undersigned officers of Flagstar Capital Corporation (the "Company"), a Michigan corporation, hereby provide this Certificate with the intention that it be relied upon by Messrs. Kutak Rock in rendering an opinion in connection with the Registration Statement described below.

        We hereby individually and severally certify that the following is, to our knowledge, true and correct in all material respects and that we know of no facts which will in the future cause any statement herein not to be true and correct.

        1. The statements and representations set forth in the registration statement on Form S-11, under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission, Registration
No. 333-42933, as amended from time to time and including all supplements thereto (the "Registration Statement"), were all true at the time they were made and continue to be true as of the date hereof.

        2. As executive officers of the Company, we have read the descriptions of the Company's business and plans with respect to qualification as a real estate investment trust (a "REIT") as set forth in the Registration Statement and the Company currently has or intends to develop procedures designed to conform the activities of the Company to those set forth in the Registration Statement; and further, we are aware of no facts which would cause the Company's future business to differ materially from that described in such Registration Statement.

        3. The Company does not own any equity interest in any partnership, corporation or other entity and has no current plans to acquire such an interest.

        4. We are aware of the requirements applicable to a REIT under federal income tax law, particularly with respect to the limitations on the ownership of the Company's stock and the limitations on the nature of the Company's business, and know of no reason which would cause the Company to fail to satisfy such requirements. We intend to take all action necessary to cause the Company to file timely its election to be treated as a REIT.

        5. It is our expectation that subsequent to the consummation of the offer and sale of Preferred Stock pursuant to the terms of the Registration Statement, more than 100 persons will beneficially own such Preferred Stock.

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        6.  With respect to each Mortgage Loan to be purchased by the Company in the Initial Portfolio, it is our understanding that: (a) such Mortgage Loan is secured solely by real property; and (b) the fair market value of the real property which secures such Mortgage Loan exceeds its principal balance as of the date hereof.

        7. The organization of the Company was motivated by the desire of its parent Bank to increase its regulatory capital level and we intend to cause the Company to be operated as an entity separate from the Bank.

        8. No Mortgage Loan to be purchased by the Company in the Initial Portfolio bears a rate of interest determined with reference to the net profits of the corresponding obligor or any other person.

        9. As of the date thereof, the Company has no undistributed earnings and profits.

        10. The Company does not have any plan to pay any employee or other person compensation in excess of reasonable amounts thereof.

        11. To our knowledge the price to be paid to the Bank as consideration for the Initial Portfolio does not exceed its fair market value.

        12. As an executive officer of the Company it is within my responsibility to have knowledge of the matters set forth in this Certificate.

        13. The description of the ownership of the Company's capital stock set forth in the Registration Statement is true and complete in all material respects.

                                   * * * * *

        IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the date written above.


                                         By: /s/ Thomas J. Hammond
                                            ------------------------------------
                                            Thomas J. Hammond
                                            Chairman and Chief Executive Officer

                                         By: /s/ Michael W. Carrie
                                            ------------------------------------
                                            Michael W. Carrie
                                            Executive Vice President and Chief
                                                Financial Officer